Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

May 21, 2010

Board of Directors
Nephros, Inc.
41 Grand Avenue
River Edge, New Jersey 07661

Gentlemen:

We have acted as counsel to Nephros, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the following securities (collectively, the “Offered Securities”) which may be issued by the Company under the Registration Statement: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and (ii) warrants (the “Warrants”) to purchase Common Stock. The Offered Securities may be sold by the Company as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to the rules and regulations promulgated under the Securities Act.

We have been advised by the Company that the particular terms of the Warrants will be set forth in the form of Common Stock Purchase Warrant (“Common Stock Purchase Warrant”) filed with as an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) a placement agency agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated committee thereof has adopted resolutions approving the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism, (c) a placement agency agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and in accordance with the applicable purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the “Warrant Agreement”) between the Company and the purchaser named therein, the Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,
/s/ Wyrick Robbins Yates & Ponton LLP